Exhibit 10.29
FOLLOW ON FUNDING
WAIVER OF RIGHTS AGREEMENT

This Waiver of Rights Agreement (the “Agreement”) is made and entered into as of ___, 2007 (the “Effective Date”), by and between XA, Inc., a Nevada corporation (“XA”) and Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, Katie & Adam Bridge Partners, L.P., G. Chris Andersen, Paul M. Higbee and Vision Opportunity Master Fund, Ltd. (each a “Purchaser” and collectively the “Purchasers”), and Mastodon Ventures, Inc., Gusrae Kaplan Bruno & Nusbaum, PLLC and David M. Loev (the “Interested Parties” and collectively with the Purchasers, the “Warrant Holders”) each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, pursuant to Securities Purchase Agreements entered into with the Purchasers on August 8, 2006, September 26, 2006, and October 23, 2006 (the “Prior Purchase Agreements”), XA sold the Purchasers an aggregate of $2,700,000 in 11% Senior Secured Convertible Promissory Notes (the “Prior Notes”) and granted the Warrant Holders various warrants to purchase shares of XA’s common stock as described in greater detail on Exhibit A, attached hereto (the “Prior Warrants”);

WHEREAS, the Purchasers entered into Registration Rights Agreements in connection with the Prior Purchase Agreements, which provided among other things, that XA would register all of the shares of common stock issuable in connection with the conversion of the Notes and the exercise of the Warrants (each a “Prior Rights Agreement” and collectively the “Prior Rights Agreements”) pursuant to a Registration Statement (the “Registration Statement”) which was to be declared effective by the SEC by May 24, 2007, which deadline was not met (the “Effectiveness Date”);

WHEREAS, XA has been prevented from registering all of the Registrable Securities due to limitations put on the total number of shares of common stock which XA can register pursuant to Rule 415(a)(1);

WHEREAS, XA plans to sell additional Notes on substantially similar terms to the Purchasers (the “Follow On Notes” and collectively with the Prior Notes, the “Notes”) and issue additional Warrants to the Purchasers in connection with the Follow On Notes on similar terms as the Warrants (the “Follow On Warrants” and collectively with the Prior Warrants, the “Warrants”), in connection with and pursuant to Securities Purchase Agreements, which shares issuable in connection with the conversion of the Follow On Notes and issuable in connection with the exercise of the Follow On Warrants XA has agreed to register pursuant to Registration Rights Agreements (each a “Follow On Rights Agreement” and collectively the “Follow On Rights Agreements”; the transactions pursuant to which the Follow On Notes and the Follow On Warrants are to be issued, the “Follow On Funding”); and

WHEREAS, due to the sale of the Follow On Warrants and the Follow On Notes, and the other related transactions as described therein, XA is required to withdraw its currently pending Registration Statement.

Follow On Funding Waiver of Rights Agreement

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1. Waiver of Default; Replacement of Prior Rights Agreement.

(a)
The Purchasers agree (and any of the Interested Parties holding the power to do so) to waive the default caused by XA’s inability to meet the required Effectiveness Date and waive any default which may occur due to XA’s need to withdraw the Registration Statement.

(b)
The Purchasers, the Interested Parties and XA further agree that each Prior Rights Agreement and the terms and conditions set forth therein shall be replaced and superseded in its entirety, with the terms and conditions of the Follow On Rights Agreement entered into between XA and such party, as the case may be..

2.  Re-Pricing of the Prior Notes.

The Purchasers and XA agree that in connection with the issuance of the Follow On Notes, the Prior Notes shall be re-priced, i.e., the Conversion Price of such Prior Notes shall be equal to the Conversion Price of the Follow On Notes, as such term is defined in the Follow On Notes.

3. Waiver of Anti-Dilution Rights.

The Warrant Holders and XA agree that the Purchase Price (as defined in the Warrants) of the $1.10 exercise price Prior Warrants shall be adjusted to the Purchase Price of the Follow On Warrants.

4. No XA Defaults.

The Purchasers agree that after this Agreement is executed by each party hereto, that XA shall not be in default of any of the agreements entered into in connection with the Prior Purchase Agreements and/or Follow On Purchase Agreements.

5. Re-Pricing of June 30, 2004 Warrants.

The Parties agree and acknowledge that the Follow On Funding will cause the previously granted 250,000 Class A Warrants to purchase shares of XA’s common stock at $9.60 per share (prior to the re-pricing) to re-price and/or adjust to $0.30 per share, based on the current exercise price of the Follow On Warrants (the “Re-Pricing”) in connection with the anti-dilution rights contained therein. The Purchasers agree to waive any default and/or dilution rights which may exist in connection with the Notes and/or Warrants in connection such Re-Pricing.

Follow On Funding Waiver of Rights Agreement

6.  Miscellaneous.

(a)
Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, California, Illinois, New Jersey and New York, excluding any provision of this Agreement which would require the application of the laws of any other jurisdiction.

(c)
Amendments and Waivers. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)
Counterparts; Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

Follow On Funding Waiver of Rights Agreement

  This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

XA, Inc.

/s/ Joseph Wagner
Joseph Wagner
Chief Executive Officer

Purchasers:

Sands Brothers Venture Capital LLC	Sands Brothers Venture Capital II LLC

By:/s/ Scott Baily	By:/s/ Scott Baily
Its: COO	Its:COO
Printed Name: Scott Baily	Printed Name: Scott Baily

Sands Brothers Venture Capital III LLC	Sands Brothers Venture Capital IV LLC

By:/s/ Scott Baily	By:/s/ Scott Baily
Its:COO	Its:COO
Printed Name: Scott Baily	Printed Name: Scott Baily

Katie & Adam Bridge Partners, L.P.	Vision Opportunity Master Fund, Ltd.

By:/s/ Scott Baily	By:/s/ Adam Benowitz
Its:COO	Its:Porfolio Manager
Printed Name: Scott Baily	Printed Name: Adam Benowitz

/s/ G. Chris Andersen	/s/ Paul M. Higbee
G. Chris Andersen	Paul M. Higbee

Interested Parties:

Mastodon Ventures, Inc.	Gusrae Kaplan Bruno & Nusbaum, PLLC
By:/s/ Robert Hersch	By:______________________
Its:President	Its:_______________________
Printed Name: Robert Hersch	Printed Name: ________________________

/s/ David M. Loev
David M. Loev

Follow On Funding Waiver of Rights Agreement

Exhibit A

XA, Inc. Prior Warrants
						As Granted	Currently Held (1)
	Grant Date	Vesting Date	Exercisable until	Exercise Price	Warrants	Warrants	Warrants
						$0.30	$0.30

Vision Opportunity Master Fund, Ltd.	10/23/06	10/23/06	10/23/11	$1.10	187,500
	10/23/06	10/23/06	10/23/11	$0.30	100,000	100,000	333,333	(1)

Paul M. Higbee	9/26/06	9/26/06	10/26/11	$1.10	15,000	0	0
G. Chris Andersen	9/26/06	9/26/06	10/26/11	$1.10	15,000	0	0

Sands Brothers Venture Capital LLC	8/8/06	8/8/06	08/08/11	$1.10	3,500
	8/8/06	8/8/06	08/08/11	$0.30	6,667	6,667	4,000

Sands Brothers Venture Capital II LLC	8/8/06	8/8/06	08/08/11	$1.10	14,000
	8/8/06	8/8/06	08/08/11	$0.30	26,667	26,667	16,000

Sands Brothers Venture Capital III LLC	8/8/06	8/8/06	08/08/11	$1.10	108,500
	8/8/06	8/8/06	08/08/11	$0.30	206,666	206,666	124,000

Sands Brothers Venture Capital IV LLC	8/8/06	8/8/06	08/08/11	$1.10	35,000
	8/8/06	8/8/06	08/08/11	$0.30	66,666	66,666	39,999

Katie & Adam Bridge Partners, L.P.	8/8/06	8/8/06	08/08/11	$1.10	14,000
	8/8/06	8/8/06	08/08/11	$0.30	26,667	26,667	16,001

Mastodon Ventures, Inc.	8/8/06	8/8/06	08/08/11	$0.30	666,667	666,667	429,334	(1)

David M. Loev	8/8/2006	8/8/2006	08/08/11	$0.30	25,000
	11/2/2006	11/2/2006	11/02/11	$0.30	75,000

(1) Note: The Sands Brothers entities transferred 133,333 $0.30 warrants to Vision, and Mastodon transferred 100,000 $0.30 warrants to Vision in connection with the Vision closing. Additionally, Mastodon transferred 54,933 $0.30 warrants to David Loev and 82,400 $0.30 warrants to Gusrae Kaplan Bruno & Nusbaum as disclosed in the Company's filings.

Follow On Funding Waiver of Rights Agreement